Exhibit 99.1

Press Release

ABB to acquire Baldor Electric Company to become a global leader in industrial motion

•	Agreed transaction: ABB and Baldor announce a recommended offer for ABB to acquire Baldor for $63.50 per share, an overall transaction value of $4.2 billion, including net debt of $1.1 billion.

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In line with ABB’s strategy: establishes ABB as a leader in the multibillion dollar North American industrial motors business and a global leader for movement and control in industrial applications (industrial motion).

•	Highly complementary portfolios: combination of Baldor’s leading position in North American motors and ABB’s global leading position in drives and motors.

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Creates growth: this acquisition will enable ABB to penetrate the North American industrial market by using Baldor’s strong North American market access; will allow Baldor to expand globally by using ABB’s distribution network abroad.

•	Right time: additional growth for energy efficient motors and drives through the upcoming implementation of new energy efficiency regulations in the US and other markets.

•	Continuity: ABB retains Baldor management and brand. Fort Smith remains the headquarters for Baldor, and becomes the headquarters for the combined motor and generator business for North America.

•	Significant synergies: more than $100 million annual cost synergies and significant global revenue synergies of at least the same amount expected.

•	Value creating: transaction expected to be earnings accretive in year one.

Zurich, Switzerland, and Fort Smith, Arkansas, USA, Nov. 30, 2010 – ABB (NYSE: ABB), the leading power and automation technology group, and Baldor Electric Company (NYSE: BEZ), a North American leader in industrial motors, have agreed that ABB will acquire Baldor in an all-cash transaction valued at approximately $4.2 billion, including $1.1 billion of net debt.

Under the terms of the definitive agreement, which has been unanimously approved by both companies’ Boards of Directors, ABB will commence a tender offer to purchase all of Baldor’s outstanding shares for $63.50 per share in cash. The transaction represents a 41 percent premium to Baldor’s closing stock price on Nov. 29, 2010. The Board of Directors of Baldor will recommend that Baldor shareholders tender their shares in the tender offer. The deal is expected to close in the first quarter of 2011.

The transaction closes a gap in ABB’s automation portfolio in North America by adding Baldor’s strong NEMA motors product line and positions the company as a market leader for industrial motors, including high-efficiency motors. Baldor also adds a growing and profitable mechanical power transmission business to ABB’s portfolio.

The transaction will substantially improve ABB’s access to the industrial customer base in North America, opening opportunities for ABB’s wider portfolio including energy efficient drives and complementary motors. This move comes at a time when regulatory changes in the US and other parts of the world will accelerate demand for energy efficient industrial motion products. The acquisition will strengthen ABB’s position as a leading supplier of industrial motion solutions, and will also enable ABB to tap the huge potential in North America for rail and wind investments, both of which are expected to grow rapidly in coming years.

“Baldor is a great company with an extremely strong brand in the world’s largest industrial market,” said Joe Hogan, ABB’s CEO. “Baldor’s product range and regional scope are highly complementary to ours and give both companies significant opportunities to deliver greater value to our customers.”

Press Release

John McFarland, Chairman of the Board and CEO of Baldor, commented: “Our Board of Directors believes this transaction is in the best interest of our shareholders, our employees and our customers. It demonstrates the value our employees have created and the strength of our brand and products in the global motors industry. We are excited about the opportunity to join ABB’s worldwide family as we have always respected ABB. We are very pleased that ABB will locate its motor and generator business headquarters for North America in Fort Smith and we are confident that the combined global platform will be well positioned to capitalize on meaningful growth opportunities in the future.” John McFarland will stay with the combined business to support a successful integration.

“ABB is well known in the marketplace for premium, innovative and advanced products. We have respected them as both a market participant and a value-added supplier for many years,” said Ron Tucker, Baldor’s current President and COO, and CEO designate. Ron Tucker will run Baldor including the mechanical power transmission products business and ABB’s motor and generator business in North America after the transaction is completed.

Baldor is based in Fort Smith, Arkansas, and is a leading supplier in the large North American industrial motors industry. In addition, Baldor offers a broad range of mechanical power transmission products such as mounted bearings, enclosed gearing and couplings – used primarily in process industries – as well as drives and generators. The Baldor drives business will be combined with the larger ABB drives business to achieve even further penetration of this important product line.

Baldor employs approximately 7,000 people and reported an operating profit of $184 million on revenue of $1.29 billion in first nine months of 2010. This represents an increase of 30% in operating profit and 11% in revenue over the comparable period in 2009.

The US market for high-efficiency motors is expected to grow 10 to 15 percent in 2011 on the back of new regulations, effective in December this year. Similar regulations in Canada, Mexico and in the European Union are expected in 2011.

“ABB and Baldor will be able to offer our North American and global customers an unparalleled range of high-efficiency industrial products and services to help them meet their new demands,” said Ulrich Spiesshofer, Executive Committee member responsible for ABB’s Discrete Automation and Motion division, into which Baldor’s business will be integrated alongside the existing Motors and Generators business. We expect to achieve over $200 million in annual synergies by 2015, consisting of more than $100 million annual cost synergies and at least the same global revenue synergies. We estimate two-thirds of these synergies will be realized by 2013. We intend to build on Baldor’s excellent North American position to sell energy efficient drives, larger motors and generators. Together, we will accelerate the expansion of Baldor’s mechanical power transmission product portfolio into the global process automation market using ABB’s strong channels in this sector.”

“We are deeply impressed by the skill and passion of the Baldor team and their excellent customer relationships,” Spiesshofer said. “The strength of Baldor’s people and executive team, which will continue under the new ownership, will play a key role in our mutual success.”

Under the terms of the merger agreement, the transaction is structured as a cash tender offer to be followed as soon as possible by a merger. The tender offer is expected to commence in December and is subject to customary terms and conditions, including the tender of at least two-thirds ( 2/3) of Baldor’s shares on a fully diluted basis, and regulatory clearance.

Citi served as financial advisor to ABB and UBS Investment Bank served as financial advisor to Baldor.

ABB (www.abb.com) is a leader in power and automation technologies that enable utility and industry customers to improve their performance while lowering environmental impact. The ABB Group of companies operates in around 100 countries and employs about 117,000 people.

Baldor Electric Company (NYSE: BEZ) markets, designs and manufactures industrial electric motors, mechanical power transmission products, drives and generators. Baldor employs approximately 7,000 people and is headquartered in Fort Smith, Arkansas, USA.

Press Release

More information

ABB and Baldor will host an analyst, investors and media conference call starting at 09:00 a.m. Central European Time (CET). UK callers should dial +44 203 059 58 62. From Sweden, +46 8 5051 00 31, and from the rest of Europe, +41 91 610 56 00. Lines will be open 15 minutes before the start of the conference. Audio playback of the call will start one hour after the call ends and will be available for 24 hours: Playback numbers: +44 207 108 62 33 (UK), +41 91 612 43 30 (rest of Europe) or +1 (1) 866 416 2558 (U.S./Canada). The code is 19102, followed by the # key. A podcast of the call will be available on www.abb.com/news.

A further conference call for US analysts, investors and media is scheduled to begin today at 4:00 p.m. CET (3:00 p.m. in the UK, 10:00 a.m. EDT). Callers should dial +1 (1) 866 291 41 66 (from the U.S./Canada) or +41 91 610 56 00 (Europe and the rest of the world). Callers are requested to phone in 15 minutes before the start of the call. The audio playback of the call will start one hour after the end of the call and be available for 24 hours commencing one hour after the conference call. Playback numbers: +1 866 416 25 58 (U.S./Canada) or +41 91 612 4330 (Europe and the rest of the world). The code is 17898, followed by the # key. A podcast of the call will be available on www.abb.com/news.

Pictures are available at www.abb.com/news

For more information please contact:

ABB Media Relations:	ABB Investor Relations:	Baldor Media Relations
Thomas Schmidt	Switzerland: Tel. +41 43 317 7111	Tracy Long
(Zurich, Switzerland)	USA: Tel. +1 203 750 7743	+1 479 648 57 69
Tel: +41 43 317 6568	investor.relations@ch.abb.com	Jason W. Green
media.relations@ch.abb.com		+1 479 649 51 88
(Fort Smith, USA)

Press Release

ABB Forward-Looking Statement

This press release contains “forward-looking statements” relating to the acquisition of Baldor by ABB. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect ABB’s business, particularly those identified in the cautionary factors discussion in ABB’s Annual Report on Form 20-F for the year ended Dec. 31, 2009. ABB undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Baldor Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements contained in this press release (generally identified by words or phrases indicating a projection or future expectation such as “assume”, “believe”, “can”, “continue”, “could”, “depend”, “estimate”, “expect”, “forecast”, “future”, “if”, “intend”, “may”, “ongoing”, “pending”, “probable”, “projected”, “should”, “subject to”, “will”, “would”, or any grammatical forms of these words or other similar words) are based on Baldor’s current expectations and are subject to risks and uncertainties. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including those more described in under “Risk Factors” in Part II, Item 1A of Baldor’s most recent Form 10-Q and Part I, Item 1A of Baldor’s most recent Form 10-K, each of which have been filed with the SEC, as well as: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of Baldor’s shareholders will tender their stock in the tender offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, distributors, customers, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Baldor’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by Baldor, including the solicitation/recommendation statement on Schedule 14D-9 to be filed by Baldor. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Baldor undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

The tender offer described in this release has not yet commenced, and this release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, ABB will cause a new wholly owned subsidiary, Baldor Acquisition Corporation, to file a tender offer statement on Schedule TO with the US Securities and Exchange Commission (SEC). Investors and Baldor shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Baldor with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to ABB at www.abb.com or at ABB Ltd - Office of the Corporate Secretary – Affolternstrasse 44, P.O. Box 8131 – CH -8050 Zurich / Switzerland. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all shareholders of Baldor free of charge at www.BALDOR.com or by contacting Baldor at P.O. Box 2400, Fort Smith, Arkansas, telephone number 479-648-5769.